UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

BioPower Operations Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 333-172139

Nevada	27-4460232
(State of incorporation)	(I.R.S. Employer Identification No.)

1000 Corporate Drive, Suite 200, Fort Lauderdale, Florida	33334
(Address of principal executive offices)	(Zip Code)

(954) 202-6660
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward-looking” statements or statements which arguably imply or suggest certain things about our future. Statements which express that we “believe,” “anticipate,” “expect,” or “plan to,” and any other similar statements which are not historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but there are a number of factors that could cause our actual results to differ materially from those expressed or implied by these statements. These factors, risks and uncertainties are discussed in our Annual Report on Form 10-K for the year ended November 30, 2014, as updated from time to time in our filings with the Securities and Exchange Commission (the “Commission”). You are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak as of the date hereof, and we do not undertake any obligation to update or revise any forward looking statements, except as expressly required by law.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 7, 2015 (the “Closing Date”), BioPower Operations Corporation wholly-owned subsidiary, Green3Power Operations, Inc. (“G3P”) through its’ subsidiary Green3Power St. Lucie LLC (the “Company”) entered into an agreement (the “Contract”) with St. Lucie County, Florida for the purpose of the Company building, owning and funding the St. Lucie County Renewable Energy Facility (the “REF”). Under the terms of the Contract, the Company will build a renewable energy facility for approximately one hundred and seventy-five ($175) million dollars which will take 1,000 tons per day of municipal solid waste, construction and demolition waste, green wastes and used tires including wastes from the current St. Lucie County landfill for twenty years. The County will pay a tipping fee, according to the type of waste, for the term of the Contract including a CPI index increase. The Contract is automatically renewable for an additional ten years after the end of the Contract if neither party has terminated the automatic renewal period in year eighteen.

The Company intends to convert the 1,000 tons per day of wastes into synthetic gas (“syngas”) using the Company’s unique exclusively licensed gasification process. Then the Company will use the Fisher-Tropsch system to turn the syngas into synthetic ultra-low sulfur diesel fuel which can be used directly for consumption without any further mixing or refining.

The Company will seek to enter into supply agreements and provide a discount to the County for diesel fuel for their vehicles and diesel fuel equipment. The Company also intends to sell diesel fuel to local industrial and commercial diesel fuel users.

The Company is in discussions with various permanent financing providers for the REF. There can be no assurance that the Company will obtain permanent financing for the REF.

G3P will provide permitting, design, engineering, and equipment procurement in conjunction with R.G. Vanderweil Engineers located in Boston, Massachusetts

G3P has a twenty year operations and maintenance agreement for the REF.

The foregoing description of the terms of the Contract, does not purport to be complete and is qualified in its entirety by reference to the Contract a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The St. Lucie County contract number is C15-08-363.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Renewable Energy Facility Contract between Green3Power St. Lucie County and St. Lucie County, Florida effective as of August 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation

By:	/s/ Robert D. Kohns
Robert D. Kohn,
Chief Executive Officer

Date: August 13, 2015